# DELIVERING
## ON OUR VISION

**Virtually every bank claims to be a "Community Bank", and many create a definition to support their banking model. At QCR Holdings, Inc. we believe that the definition of a true Community Bank is quite clear – and that it is based on the needs of the Communities and Clients that we serve. Further, we have spent the entire 19 year history of our Company focused on being the "Relationship Driven Organization" that is the heart of our QCR Holdings business model, a business model that provides each QCR Holdings entity with the autonomy to tailor products, services and decisions unique to the clients and communities that it serves.**

Each of our clients "need" something different from their banking relationship. Our people have the experience and talent to build strong relationships with our clients, to understand their unique hopes, dreams, challenges & opportunities as well as they do, and to bring them decisions and solutions that help them succeed. Our local bankers in the Quad Cities, Cedar Rapids and Rockford communities are empowered to tailor products, services and decisions to the clients and communities that they serve, creating the customized "relationship based" service that drives our Company.

Our local bankers are supported by our QCR Holdings Group Operations team that delivers operational services in a centralized and efficient manner. The members of the Group Operations team share the same passion for building relationships with, and exceeding the expectations of, their internal "clients" at each of our entities, allowing each of our member Community Banks to possess the resources of a much larger financial institution.

Further supporting our local Community Banks is a Board of Directors at each banking charter that consists of community leaders who share this drive to make a difference to our clients and the communities in which they live and work.

By staying true to our business model of delivering local decisions that impact clients and communities, and delivering support services that do not directly impact clients in a centralized and efficient manner, we have allowed Quad City Bank & Trust, Cedar Rapids Bank & Trust, and Rockford Bank & Trust to create a strong "Community Bank" brand in their respective markets and to become the bank of choice for clients that value a strong relationship with their bank.

Each member of our QCR Holdings team will continue to focus on creating meaningful and lasting relationships with our clients as we work hard to create significant long-term value for our shareholders.

QCR HOLDINGS, INC.
a relationship driven organization®

## A MESSAGE FROM OUR CHAIRMAN

Community banking: successful in the past, successful today and will continue to be successful in the future. As is readily apparent from this year's Annual Report, our company message continues to center around community banking and the manner in which the QCR Holdings companies bring that community banking advantage to the marketplace.

I believe as you read our CEO messages and client testimonials in this year's Annual Report you will see how our people are bringing the community bank definition to life.

Since the inception of the banking industry in America, well managed community banks have certainly been more successful than our brethren at the large multi-national and super regional banks. In many instances, I believe these larger entities have taken on risk that negatively affected the stakeholders in their companies and quite frankly, even our nation. One has only to look back to the financial crisis of 2008 to bring that point home.

### We define a community bank as:

"Serving the needs of our clients and the communities in which we live and work by developing strong relationships and using these relationships to help our clients succeed and our communities thrive."

As our industry has consolidated over the past ten years from approximately 15,000 depository institutions to the 7,500 today, those remaining successful and well managed community banks have continued to survive and prosper. Experts tell us that depository institutions will again reduce in half over the next ten years to approximately 3,750 institutions. It could make one wonder if the pending consolidation would mean the elimination of community banking as we know it today and the transfer of those assets to the large money center and super regional banks. Au Contraire. Not in QCR Holdings lifetime, as we plan to be a community bank player for many years to come! As long as we at QCR Holdings continue to deliver to our markets the community banking model we are working so hard to protect - using the very best people and making financial decisions locally - we will continue to be very successful in the years ahead to the benefit of all of the employees and stakeholders of QCR Holdings.

In my view, fiscal 2012 results reflect the positive position our Company holds and continues to build in the communities we serve, using our community banking model. The exemplary work put forth by our outstanding management team and their entire staff do make a difference, and the Board of Directors again commends them for a job well done.

As we at QCR Holdings head into 2013 and beyond, and we look at the continued development of well-managed community banking opportunities, as I have said in past years and continue to say today, I believe more than ever that I really like the way we are positioned for the future growth of QCR Holdings. Stick around; it's been an interesting journey our first twenty years. The best is yet to come.

**James J. Brownson**
Chairman of the Board,
QCR Holdings, Inc.

QCR Holdings, Inc. will be the premier provider of financial services to businesses and individuals for whom relationships matter, in markets where we can excel.

- Our Mission

## Summary of Financial Results 2007 - 2012

(in thousands)

| | 2007 | 2008 | 2009 | 2010 | 2011 | 2012 |
|---|---|---|---|---|---|---|
| Net interest income | $34,352 | $44,623 | $50,662 | $49,864 | $54,145 | $57,649 |
| Non-interest income | 13,499 | 13,931 | 15,547 | 15,406 | 17,462 | 16,621 |
| Non-interest expense | (35,734) | (42,334) | (46,937) | (48,549) | (50,993) | (52,259) |
| Pre-tax pre-provision | 12,117 | 16,220 | 19,272 | 16,721 | 20,614 | 22,011 |
| Provision expense | (2,336) | (9,222) | (16,976) | (7,464) | (6,616) | (4,371) |
| Income before taxes | 9,781 | 6,998 | 2,296 | 9,257 | 13,998 | 17,640 |
| Income taxes | (2,893) | (1,735) | (247) | (2,449) | (3,868) | (4,534) |
| Income from continuing operations | 6,888 | 5,263 | 2,049 | 6,808 | 10,130 | 13,106 |
| Income (loss) from discontinued operations | (723) | 1,734 | - | - | - | - |
| Net income | 6,165 | 6,997 | 2,049 | 6,808 | 10,130 | 13,106 |
| Less: net income attributable to non controlling interests | 388 | 288 | 277 | 221 | 438 | 488 |
| Net income attributable to QCR Holdings, Inc. | $5,777 | $6,709 | $1,772 | $6,587 | $9,692 | $12,618 |

## TO OUR SHAREHOLDERS,

QCR Holdings had another record year in 2012 and we continue to believe our model has everything to do with these sound results. The model we are proud to call "The Local Community Bank Advantage" continued to differentiate us in our market places. Throughout the year, new clients came to our doors seeking exceptional, personalized service and advice – frustrated by regional call centers and 800 numbers provided by our competitors. Existing clients continued to value the opportunity to sit one-on-one with their local banker – working together to build a relationship that will endure throughout their lifetimes.

"The Local Community Bank Advantage" works because it is delivered locally by the best people - our 379 dedicated QCR Holdings employees. We could not be prouder of the financial results this year however those results simply provide a glimpse into the true advantage our people provide day in and day out. Our people are not only talented bankers, they are generous with their talents in our communities. At QCR Holdings, we strongly believe that the strength of our Company will depend on the strength of the communities that we serve, and to that end, our employees are volunteering on a daily basis to make their towns a better place in which to live and work.

### QCR HOLDINGS, INC. ENTITY WIDE STRATEGIC INITIATIVES

Our QCR Holdings, Inc. seven strategic initiatives continue to lead our decision making and our work. We are pleased to report that in 2012, our staff and Boards:

- Prioritized growth in earnings and earnings per share, over growth in assets
- Worked to preserve capital and increase tangible common equity, to allow for further redemption of SBLF Capital without the need for a dilutive common equity raise
- Continued to maintain adequate liquidity and leverage any excess to its best use
- Continued to improve asset quality
- Delivered on the financial successes associated with a relationship driven organization" - improved pricing, client penetration, and earnings
- Improved stock price and shareholder value
- Enhanced our Investor Relations strategies and messaging

## 2012 RESULTS AND HIGHLIGHTS

### ANNUAL EARNINGS UP 30% FROM PRIOR YEAR

Despite the continued uncertain economic climate and challenging regulatory environment, our teams executed on our strategic initiatives for another record year.

For 2012, our annual earnings were up 30% from the prior year. For the year ended December 31, 2012, net income attributable to QCR Holdings was $12.6 million, resulting in diluted earnings per share of $1.85 after preferred stock dividends of $3.5 million. For the same period in 2011, we reported net income of $9.7 million, or diluted earnings per share of $0.92 after preferred stock dividends of $5.3 million. The 2011 dividends included a one-time deemed dividend of $1.2 million as a result of our repurchase of all of the preferred shares issued to the U.S. Treasury under the Troubled Asset Relief Program ("TARP").

For 2012, we grew non-interest bearing core deposits 26%, successfully shifting the deposit mix from brokered and other time deposits, along with wholesale funding, which in turn helped to drive down our cost of funds. Non-interest bearing deposits were successfully grown $93.5 million this year, this on top of 29% growth in 2011.

Nonperforming assets were down 27% or $10.9 million from the prior year. The ratio of nonperforming assets to total assets declined to 1.41% at December 31, 2012 – down from 2.06% of total assets at December 31, 2011.

Net interest income grew 6% in 2012. For the year ended December 31, 2012, net interest income was $57.6 million, an increase of $3.5 million or 6%, over the year ended December 31, 2011.

We remain committed to a strong capital position – not only with regard to total capital, but with regard to mix and cost as well. We remain strongly committed to our long-term capital plan of self-generating the capital necessary to grow tangible common equity and to redeem the remaining Small Business Lending Fund ("SBLF") preferred stock without a dilutive common equity raise. We successfully executed on this plan in the second quarter of 2012 when we redeemed $10.2 million of the $40.1 million in SBLF preferred stock.

Tangible common equity has grown from 3.56% of total tangible assets at December 31, 2010 to 3.85% at December 31, 2011 and to 4.02% at December 31, 2012. With the future conversion of the Series E Preferred Stock to common stock (which is possible after June 30, 2013), and assuming we achieve the requirements to force conversion, our tangible common equity would increase to 5.25% of total tangible assets on a proforma basis.

### QCR HOLDINGS, INC. STRATEGIC ADVANTAGES

During 2012, we continued to execute on our strategy of being a relationship driven organization. With demand for loans and leases curtailed due to the economic climate, we remained focused on developing relationships with new clients and expanding relationships with existing clients. In addition, we strategically expanded resources where we identified some very profitable niches that will enhance our earnings in years to come, thereby allowing us to counter margin compression and weak loan demand.

### CORRESPONDENT BANKING DIVISION

Utilizing our expert and geographically dispersed team of correspondent bankers to seize opportunities, we were able to increase non-interest bearing deposits significantly again this year, and grow non-interest income as well. We added 24 new correspondent banking relationships in 2012. When including such services as credit cards and loans, we now service 206 Correspondent Banks.

### WEALTH BUILDERS DIVISION

Many successful banks have a strong "Wealth Management Division". Utilizing our strengths in this area led to the creation of the "Wealth Builders Division" that focuses on the continuum of services that can be provided to clients within our Company – Trust, Investments, Financial Planning, and Family Office. We continue to successfully grow this division as it further bolsters our relationship style of banking. This strategy adds non-interest income to our banks and provides great opportunities for cross selling as well. The division at Quad City Bank & Trust has been a stronghold in the Quad Cites market since the bank opened its doors. We are successfully leveraging knowledge and resources of the Quad Cities staff to help grow the Cedar Rapids and Rockford market presence.

### m2 LEASE FUNDS

m2 Lease Funds is now a wholly owned subsidiary of Quad City Bank & Trust, offering leased equipment options not only locally to the clients of all three banks, but nationwide as well. Leasing can be a favorable option to ownership and has gained good traction in this economy. m2 reported record earnings in 2012 of $3.4 million, an increase of 63% over the prior year. Total leased assets finished 2012 at a record $104 million, an 11% increase over 2011.

## CREDIT QUALITY EXPERIENCE AND KNOWLEDGE

Our results in terms of credit quality have been better than most of our peers during this challenging economic time. We are very pleased with the declining trend in nonperforming assets over the past several years. A top priority is weekly loan committee meetings at every charter, partnered with careful review by our Boards of Directors.

## LIVING THE BRAND

We continue to believe our people are the key differentiator in each of our markets. As such, we measure employee performance utilizing a metric we call "Living the Brand". Living the Brand means living our Brand Promise – making sure that each employee's performance is so good that our clients (internal and external), will always experience great relationships, service and advice.

## RESULTS BY ENTITY

**Quad City Bank & Trust** – Under the leadership of President and CEO, John Anderson, the Company's first subsidiary bank (1994), grew total consolidated assets to $1.18 billion at December 31, 2012. The bank continues to have success in growing its Correspondent Banking business as non-interest bearing Correspondent deposits grew $55 million, or 37%, to $204 million year over year. Quad City Bank & Trust realized record net income of $10.7 million for the year ended December 31, 2012, which is an increase of $1.9 million, or 21% over 2011.

**Cedar Rapids Bank & Trust** – President and CEO Larry Helling, one of the founders of Cedar Rapids Bank & Trust (2001), led his team to record net income of $5.9 million for the year ended December 31, 2012, which is a 13% increase over the $5.2 million net income for 2011. Total assets at December 31, 2012 finished at $625.7 million, up 12% or $65.6 million from the end of 2011. The bank grew and diversified its securities portfolio through increased investments in tax-exempt municipal securities. The majority of these securities are located in or near our existing markets with strong underwriting conducted before investment.

**Rockford Bank & Trust** – Led by President and CEO, Tom Budd, Rockford Bank & Trust (2005) reported net income for 2012 of $593 thousand. By comparison, the bank reported net income of $412 thousand for 2011. Total assets finished the year at $313.8 million, which was an increase of $19.4 million, or 7% over 2011. Continuing to take advantage of the financial market disruption in Rockford is key as the Rockford community begins to rebound from the recession.

## EXPANDING OUR FOOTPRINT

On February 14, 2013 we announced the signing of a definitive agreement to acquire Community National Bancorporation and Community National Bank, headquartered in Waterloo, Iowa.

Community National Bank has 8 banking locations, approximately $290 million in assets and $248 million in deposits as of December 31, 2012.

The synergies between both entities' approach to customer and community service are key components in this strategic merger. We are excited about this merger which is subject to approval by banking regulators, approval by Community National shareholders, and certain closing conditions. The transaction is expected to close in the second quarter of 2013.

**CONSOLIDATED EARNINGS**
(in thousands)

| | 2009 | 2010 | 2011 | 2012 |
|---|---|---|---|---|
| Quad City Bank & Trust* | $ 6,801 | $ 6,839 | $ 8,838 | $ 10,732 |
| Cedar Rapids Bank & Trust | 2,339 | 3,573 | 5,200 | 5,881 |
| Rockford Bank & Trust | (2,218) | 811 | 412 | 593 |
| Parent Co. & Eliminations | (5,150) | (4,636) | (4,758) | (4,588) |
| **Consolidated Earnings** | **$ 1,772** | **$ 6,587** | **$ 9,692** | **$ 12,618** |

*Includes m2 Lease funds.

## QCR HOLDINGS, INC. - STRATEGIC DIRECTION FOR 2013 AND BEYOND

During 2012 we built on many strategies that will position us for 2013 and beyond. We believe our team is geared to generate improved earnings at all entities. We are focused on doing all that we can to generate increased earnings per share (EPS) – prioritizing EPS over growth in assets.

We will continue to work hard to preserve and grow your investment, and at the same time look for opportunities for growth in the niches we have outlined previously. We are energized by the possibilities that these niches and our markets create for us, and we look forward to helping all of our clients realize their financial dreams.

The best part of our jobs is that we have the opportunity to work with 379 talented and hardworking individuals who do their very best every day to serve each other and their clients. We are also supported by remarkable local Board members in each of our communities. These community leaders generously lend their time and expertise – serving on our Boards, our committees, and advocating for us within their local communities. Their contributions are priceless.

We continue to recognize two specific areas where we need to make meaningful progress: tangible common equity and our efficiency ratio. Execution of our strategic direction will allow us to improve both.

We will continue to enhance liquidity and to preserve asset quality. We made great strides in 2012 with core deposit growth and we will continue that focus in 2013 and beyond. Our process for monitoring credit quality is top notch and will remain so.

Loan demand will likely mirror the economic recovery and we are poised to lend right alongside of a recovery. We have strategically aligned ourselves to serve as experts on SBA and USDA Lending. We hope to continue as market innovators in those areas of lending.

We are hopeful for a future when bank stocks find favor, but we are ready to stand on our own merits as a valued business serving its local markets. We are hopeful that our persistence and record earnings are reflected in our price very soon. We thank you for your patience and support.

We look forward to helping our clients realize their financial dreams – it's what we do at our community banks, and what we do locally. We are a relationship driven organization®, and truly believe we can make a difference in doing just that.

**Douglas M. Hultquist**
President and Chief Executive Officer, QCR Holdings, Inc.

**Todd A. Gipple**
Executive Vice President, Chief Operating Officer and
Chief Financial Officer, QCR Holdings, Inc.

## QCR Holdings, Inc. **Board of Directors**


1


7


3


13


8


9


11


6


5


4


12


2


10

1. Douglas M. Hultquist
   President and Chief Executive Officer, QCR Holdings, Inc.
2. James J. Brownson
   Chairman of the Board, QCR Holdings, Inc.
   President, W.E. Brownson Co.
3. Pat S. Baird
   Vice Chairman of the Board, QCR Holdings, Inc.
   Retired President and Chief Executive Officer, AEGON USA, LLC
4. Lindsay Y. Corby
   Principal, BXM Holdings, Inc.
5. Todd A. Gipple
   Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.
6. Larry J. Helling
   President and Chief Executive Officer, Cedar Rapids Bank and Trust Company
7. Mark C. Kilmer
   President, The Republic Companies
8. John K. Lawson
   Retired Executive, Deere & Company
9. Chuck M. Peters
   President and Chief Executive Officer, The Gazette Company
10. Ronald G. Peterson
    Retired Executive, First State Bank of Illinois
11. Donna J. Sorensen, J.D.
    President, Sorensen Consulting
12. John D. Whitcher
    Vice President and General Counsel, Viking Chemical Company
13. Marie Z. Ziegler
    Vice President and Deputy Financial Officer, Deere & Company

# QCR Holdings, Inc. **Executive Management Team**


11


14


9


3


5


4


15


12


1


2


8


13


6


10


7

1. Douglas M. Hultquist
   President and Chief Executive Officer
2. Todd A. Gipple
   Executive Vice President,
   Chief Operating Officer and
   Chief Financial Officer
3. John H. Anderson
   President and Chief Executive Officer,
   Quad City Bank and Trust Company /
   Chief Deposit Officer, QCR Holdings, Inc.
4. Thomas D. Budd
   President and Chief Executive Officer,
   Rockford Bank and Trust Company
5. Charles S. Bullock
   Executive Vice President,
   Chief Operating Officer,
   Rockford Bank and Trust Company
6. Jill A. DeKeyser
   Senior Vice President,
   Director of Human Resources
7. John R. Engelbrecht
   Chief Executive Officer, m2 Lease Funds, LLC
8. Shawna M. Graham
   Senior Vice President,
   Director of Risk Management
9. Larry J. Helling
   President and Chief Executive Officer,
   Cedar Rapids Bank and Trust Company /
   Executive Vice President, Chief Lending Officer,
   QCR Holdings, Inc.
10. John R. McEvoy
    Executive Vice President,
    Chief Operations Officer and Cashier,
    Quad City Bank & Trust Company
11. John A. Rodriguez
    Executive Vice President,
    Deposit Operations and Information Services
12. William M. Tank
    Executive Vice President, Chief Credit Officer
13. M. Randolph Westlund
    Executive Vice President,
    Chief Investment Officer
14. Cathie S. Whiteside
    Executive Vice President,
    Corporate Strategy, Human Resources &
    Branding
15. Michael J. Wyffels
    Senior Vice President, Chief Technology Officer

# $12.6 MILLION

**2012 RECORD EARNINGS**
A 30% INCREASE OVER 2011

**ASSET GROWTH**
(IN THOUSANDS)



$200,000
$100,000
$129,065
$174,017
$56,989
$129,975
$127,120
2008
2009
2010
2011
2012

**BOOK VALUE VS. FAIR MARKET VALUE**
COMMON STOCK (IN THOUSANDS)



FAIR MARKET VALUE
BOOK VALUE
$90
$70
$50
$30
$10
DEC.93
DEC.98
DEC.03
DEC.08
DEC.10
DEC.12

**TOTAL METROPOLITAN STATISTICAL AREA (MSA) DEPOSITS** (JUNE 30, 2012) (IN THOUSANDS)



$8,000,000
$7,000,000
$6,000,000
$5,000,000
$7,467,894
$5,140,979
$5,361,083
Quad Cities
Cedar Rapids
Rockford
Population
(April 1, 2011)
380,000
258,000
349,000

**$58** MILLION

2012 NET INTEREST INCOME INCREASED 6% OVER 2011

**$2,094,000,000**

IN TOTAL ASSETS AT DECEMBER 31, 2012

**26%** INCREASE

NON-INTEREST BEARING **DEPOSITS FINISHED** 2012 AT $451 MILLION

**266** WEALTH MANAGEMENT RELATIONSHIPS ADDED WITH OVER $1.75 BILLION UNDER MANAGEMENT

| CONSOLIDATED DEPOSITS (in millions) | 12.31.10 | 12.31.11 | 12.31.12 |
|---|---|---|---|
| Non-interest bearing demand deposits | $ 277 | $ 357 | $ 451 |
| Interest bearing demand deposits | 460 | 510 | 587 |
| Time deposits | 313 | 293 | 291 |
| Brokered time deposits | 65 | 45 | 45 |
| TOTAL CONSOLIDATED DEPOSITS | $ 1,115 | $ 1,205 | $ 1,374 |


TOTAL ASSETS (in millions)
12.31.12
$2,094
12.31.11
$1,967
12.31.10
$1,837
$1,800
$1,900
$2,000


NET LOANS/LEASES (in millions)
12.31.12
$1,267
12.31.11
$1,182
12.31.10
$1,152
$1,100
$1,200
$1,300

| DEPOSIT MARKET SHARE (JUNE 30, 2012) | | |
|---|---|---|
| Quad Cities | 9.53% | Rank #3 of 40 |
| Cedar Rapids | 7.43% | Rank #4 of 42 |
| Rockford | 4.19% | Rank #8 of 26 |

## QCR Holdings, Inc.
## Group Operations Management Team

**Todd A. Gipple**
Executive Vice President, Chief Operating Officer and Chief Financial Officer

**Jill A. DeKeyser**
Senior Vice President, Director of Human Resources

**Beth L. Easterla**
Vice President, Deposit Operations and Electronic Banking Manager

**Kathleen M. Francque**
Senior Vice President, Correspondent Banking

**Pamela J. Goodwin**
Vice President, Loan Operations Manager

**Shawna M. Graham**
Senior Vice President, Director of Risk Management

**R. Timothy Harding**
Senior Vice President, Director of Internal Audit

**John R. McEvoy**
Executive Vice President, Chief Operations Officer and Cashier

**John R. Oakes**
Vice President, Controller and Director of Financial Reporting

**Victor J. Quinn**
Executive Vice President, Client Relations and Business Development

**John A. Rodriguez**
Executive Vice President, Deposit Operations and Information Services

**Shellee R. Showalter**
Senior Vice President, Director of Compensation

**Michael J. Wyffels**
Senior Vice President, Chief Technology Officer

QUAD CITY BANK & TRUST



**JOHN ANDERSON**

President and Chief Executive Officer, Quad City Bank & Trust

**Quad City Bank and Trust Company Directors**

John H. Anderson
President and Chief Executive Officer, Quad City Bank and Trust Company

Mark C. Kilmer
Chairman of the Board, Quad City Bank and Trust Company
President, The Republic Companies

Michael A. Bauer
Consultant, Co-Founder of QCR Holdings, Inc.

Douglas M. Hultquist
President and Chief Executive Officer, QCR Holdings, Inc.

James J. Brownson
President, W.E. Brownson Co.

Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.

John H. Harris, II
Retired Former President, Star Forms, Inc. and Isabel Bloom, LLC

Larry J. Helling
President and Chief Executive Officer, Cedar Rapids Bank and Trust Company

Edwin A. Maxwell
Anesthesia & Analgesia, P.C.

Linda K. Neuman
Attorney, Retired Iowa Supreme Court

Ronald G. Peterson
Retired Executive, First State Bank of Illinois

Victor J. Quinn
Executive Vice President, Client Relations and Business Development, Quad City Bank and Trust Company

Marc C. Slivken, D.D.S.
Retired CEO, Kimberly Park Dental

Marie Z. Ziegler
Vice President and Deputy Financial Officer, Deere & Company

**Quad City Bank and Trust Company Senior Managers**

John H. Anderson
President and Chief Executive Officer

Nick W. Anderson
Assistant Vice President and Controller

Cindy M. Carlson
Executive Vice President, Wealth Builders Group

Laura L. Ekizian
Senior Vice President, Private Banking

Kathleen M. Francque
Senior Vice President, Correspondent Banking

Therese K. Gerwe
Vice President, Treasury Management

Deborah C. Gillum
1st Vice President, Retail Banking

Anne E. Howard
Human Resources Manager

David C. Howell
1st Vice President, Wealth Builders Group

Rick J. Jennings
Senior Vice President, Senior Trust Officer

Jeffrey M. Lockwood
Executive Vice President, Chief Lending Officer

Peter J. McAndrews
1st Vice President, Retail, Real Estate and Consumer Loans

John R. McEvoy
Executive Vice President, Chief Operations Officer and Cashier

Victor J. Quinn
Executive Vice President, Client Relations and Business Development

Shellee R. Showalter
Senior Vice President, Director of Compensation

Cathie S. Whiteside
Executive Vice President, Corporate Strategy and Branding

Michael J. Wyffels
Senior Vice President, Chief Technology Officer

**As the Quad Cities premier community bank, we continue to carefully maneuver through rough seas, with a growing but weak economy, coupled with the on-going mixed messages coming out of Washington on taxes, regulation and economic policy.**

How does a community bank such as Quad City Bank & Trust respond? We respond by focusing on what we do best, serving the community in which we are grateful to be a part.

**In 2012, the Team at Quad City Bank & Trust did so in the following ways:**

7,781 hours of community service, a record number

$10.7 million in net income, a record result and our second record year in a row

9% growth in loan and leases, a sign of commitment to our community

As a community bank, headquartered in Bettendorf, Iowa, our Team of bankers live and practice our brand promise each and every day. Because of this commitment to excellence, our clients, community, and shareholders see firsthand why we are the financial institution they can Bank on.

Our Team understands exactly what it means to be a part of Quad City Bank & Trust, and once again we are pleased to share with each of you a testimonial from one of our valued clients on how we have jointly benefited each other's mission.

This year Quad City Bank & Trust made a long term commitment to the Quad City Symphony by becoming the exclusive partner of the Riverfront Pops concert. Nearly 9,000 Quad Citians enjoyed a beautiful evening along the grand Mississippi River, treated to the music of ABBA. With this partnership we are able to support music education programs for low income youth, as we recognize the vital role music education can play in success in school, life and in our society.

I am proud but humbled to serve alongside a Team of bankers, who prove every day that being a Community Banker is not just a job, but a privilege.

Recently one of our clients shared with us a story. They stated that while one of our team members was celebrating with them in the expansion of their business, they felt compelled to introduce our team member, not as their banker, but as the individual who helped make their dreams come true. What a blessing it is to be known as dream makers.

**Thank you for your support. We simply would not be able to live the mission of our company without it.**

"During our 75 years in Davenport, Iowa, our philosophy has been to support local business and institutions. Friends become customers and customers become friends.

Our partnership with Quad City Bank & Trust is a shining example; it's mutually beneficial and profitable. Quad City Bank & Trust, a place where a handshake still means something."

**K.V. Dahl III | Dahl Ford**

QUAD CITY BANK & TRUST

People you can bank on.®

INVESTING IN THE QUAD CITIES AREA

# 7,781

EMPLOYEE HOURS VOLUNTEERED

Equating to 149.6 hours a week or
21.3 hours every day to area non-profits.

CEDAR RAPIDS BANK & TRUST



**LARRY HELLING**

President and Chief Executive Officer, Cedar Rapids Bank & Trust

**Cedar Rapids Bank and Trust Company Directors**

Larry J. Helling
President and Chief Executive Officer, Cedar Rapids Bank and Trust Company

Donna J. Sorensen, J.D.
Chair of the Board, Cedar Rapids Bank and Trust Company
President, Sorensen Consulting

Pat S. Baird
Retired President and Chief Executive Officer, AEGON USA, LLC

Loren L. Coppock
Chairman of the Board, TrueNorth Companies, LLC

Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.

Ann M. Lipsky
President, Smulekoff Investment Co./
President, Smulekoff's Furniture

Chuck M. Peters
President and Chief Executive Officer, The Gazette Company

Randy A. Ramlo
President and CEO, United Fire Group, Inc.

Fred G. Timko
Chairman of the Board, Point Builders, LLC

A. James Tinker
President Emeritus, Mercycare Service Corporation

**Cedar Rapids Bank and Trust Company Senior Managers**

Larry J. Helling
President and Chief Executive Officer

Gary M. Becker
Senior Vice President, Commercial Banking

Kevin D. Bruns
Senior Vice President, Wealth Management

Patricia L. Ellison
Senior Vice President, Chief Credit Officer

James D. Klein
Senior Vice President, Retail Banking

Deborah J. Lindberg Gertsen
Senior Vice President, Trust and Investments

J. Mitchell McElree
Executive Vice President, Managing Director, Specialty Finance Group

Dana L. Nichols
Executive Vice President, Chief Lending Officer

John A. Rodriguez
Executive Vice President, Operations and Cashier

Shelly A. Strellner
Senior Vice President, Private Banking

Timothy J. White
Senior Vice President, Business Development, Specialty Finance Group

As I look back at our history and the long string of successes since our charter was formed in 2001, it really comes down to one thing…building trust. Our staff has spent the past eleven years building trust with our clients and our community. People who visit the bank see and feel the difference every day when they walk in and meet with our staff. That long term focus is paying dividends for our company and our shareholders.

Trust is built over time with demonstrations of conviction and confidence. Our clients have placed their trust in us by allowing us to guide them through these tumultuous financial times.

One of our core beliefs is anchored by trust: Healthy relationships are built when all parties are committed to the best interests of the other.

Despite the historically low rate environment, a contentious election and a soft economy, CRBT had a successful year. We continue to look for innovative strategies to grow our franchise with the goal of becoming the number one bank in our market.

There is no denying that technological advances continue to reshape how we do business today. While it's becoming increasingly important to be able to do your banking on a hand-held device, we cannot forget that banking relationships began with handshakes; knowing your banker, and your banker knowing you by name. Our value is not determined by how many "friends" have "liked" us, but by how many of our clients refer their friends and family to us because of the relationship that's been established.

Local community banks have distinct advantages over the big bank competitors. Decisions are made locally by experienced bankers who live in and understand the specific needs of our community. Our children go to the same schools, we attend the same churches, and we patronize the same businesses as our clients. Our clients know that they can turn to us when a creative solution is needed.

Our involvement in the community of Cedar Rapids was recently recognized by the Eastern Iowa Chapter of the Association of Fundraising Professionals as the 2012 Outstanding Philanthropic Organization. Each year, the AFP honors individuals and organizations for their tireless work and dedication to philanthropy that improves the quality of life in their communities and around the world. CRBT staff donates a great deal of time and energy to organizations that help our community, and we are committed to making a positive difference in the lives of the people who live here. The results of this commitment are deep and lasting relationships that will allow us to continue growing our franchise and produce rewarding results for our shareholders.

"The team at CRBT offers a unique blend of business savvy and an unparalleled level of customer service.

Given the level of expertise CRBT brings to the table, CRBT is much more than just a place to bank. We consider CRBT our business partner."

**Tom Pientok | President & CEO**
**Apache, Inc.**

INVESTING IN CEDAR RAPIDS, IA

# 4,795

## EMPLOYEE HOURS VOLUNTEERED

...for the advancement of education, income and health through United Way.

...for helping children achieve success in life through Big Brothers Big Sisters.

...and by educating students about workforce readiness, entrepreneurship and financial literacy with Junior Achievement.

ROCKFORD BANK & TRUST



**THOMAS BUDD**

President and Chief Executive Officer, Rockford Bank & Trust

**Rockford Bank and Trust Company Directors**

Thomas D. Budd
President and Chief Executive Officer, Rockford Bank and Trust Company

John D. Whitcher
Chairman of the Board, Rockford Bank and Trust Company / Vice President and General Counsel, Viking Chemical Company

Michael A. Bauer
Consultant, Co-Founder of QCR Holdings, Inc.

Charles E. Box
Former Chairman, Illinois Commerce Commission
Former Mayor, Rockford, Illinois

Charles S. Bullock
Executive Vice President, Chief Operating Officer, Rockford Bank and Trust Company

Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.

Monica B. Glenny, CPA, CMA
President, Datacraft, Inc.

James P. Hamilton
President, MRV Foundation Inc.

Douglas M. Hultquist
President and Chief Executive Officer, QCR Holdings, Inc.

Dana S. Kiley, Jr.
Vice President, Coyle-Varland Insurance Agency, Inc.

George T. Ralph
Managing Member, GTR Realty Advisors, LLC

M. Shawn Way
President and Chief Executive Officer, Milestone, Inc.

**Rockford Bank and Trust Company Senior Managers**

Thomas D. Budd
President and Chief Executive Officer

Charles S. Bullock
Executive Vice President, Chief Operating Officer

Brian J. DeBenedetto
Senior Vice President and Trust Manager

Lori L. Diaz
Senior Vice President, Treasury Management

James M. Hansberry
Executive Vice President, Wealth Management

Anthony A. Moczynski
Senior Vice President, Chief Credit Officer

Brenda S. Nayonis
Senior Vice President, Operations and Cashier

Dale R. Shillady
Senior Vice President, Business Development

Karl R. Swanson
Senior Vice President, Commercial Banking

**Community banking is a general industry term used to describe banks whose primary focus is the communities in which they operate.** We define it further by believing it represents an experience for clients and employees that is centered on the principle of building and nurturing long term relationships and demonstrating a commitment to improving our community.

> As a community bank, we believe that banking will always be a relationship business and that the quality and depth of the relationship between our team and our clients is at the center of the "experience".

We also believe that furthering our mission and achieving sustained success as a community bank is rooted in our culture. The experience of our clients is driven largely by their perception of our culture and how that culture is exhibited daily by our people. We strive for a culture that encourages employees to take pride in their contribution to the bank we've built. We create an environment where our employees can be proactive, creative, and make decisions that are mutually beneficial to the bank and our clients.

The experience our culture creates starts with how the client is greeted when they enter our facilities or how they are addressed at the teller line. Our culture stresses that we serve all of the client's needs without regard for who gets the credit. To build a relationship based on trust, we want our clients to feel that we are transparent in our assessment of their needs and sincere in our guidance. Most importantly, we want our clients to trust that we will be there to assist when they are most in need.

Rockford Bank & Trust, as well as our clients, can succeed only if our community is well balanced and positioned for the future. During 2012, we supported over 60 organizations through donations and sponsorships. We were also supportive through our time and talents with our employees volunteering in excess of 1,500 hours on local boards and charitable events.

As we enter our eighth year in 2013, we're committed to furthering our culture and demonstrating that commitment in the depth and quality of our relationships with our clients, employees, and our community. Only then can we deliver the returns our shareholders expect. It means providing an environment where our employees can flourish and be proud of their bank. It also means providing the products and services to clients that are in the best interest of their relationship with the bank from a long term perspective.

Finally, we are honored to have Rockford Bank & Trust as our name because we are proud of the community we represent. We also understand that it comes with a responsibility to exhibit the highest level of integrity as we work and live in the Rockford Community.

"Partnership, trust, teamwork, support, courtesy and excitement – these are all words that immediately come to mind when I think about my relationship with Rockford Bank and Trust.

Beginning with our first meeting, it was apparent that Rockford Bank and Trust shared the same core values that aligned with our vision for the growth of our business and support of the community. Last year our business grew into 3 additional states and 5 additional markets while increasing revenue by over 80%. None of our growth would have been possible without the help of our friends at Rockford Bank and Trust!"

**Andy Schultz NREMTP, CCEMTP**
**CEO/Owner | ATS Medical Services**

ROCKFORD BANK & TRUST

People you can bank on.

INVESTING IN ROCKFORD, IL

# 1,519

EMPLOYEE HOURS VOLUNTEERED

...from helping adults and children with mental disabilities at Milestone, Inc. to fighting hunger with Rock River Valley Food Pantry.

**m2 Lease Funds, LLC**
**Directors and Senior Managers**



**JOHN ENGELBRECHT**
Chief Executive Officer,
m2 Lease Funds, LLC

John R. Engelbrecht
Chief Executive Officer, m2 Lease Funds, LLC

Ron D. Orndorff
Chairman of the Board, m2 Lease Funds, LLC
Retired Chairman and President, M&I Leasing Corporation

John H. Anderson
Director, m2 Lease Funds, LLC
President and Chief Executive Officer,
Quad City Bank and Trust Company

Richard W. Couch
President and Chief Operating Officer

Michael A. Hatfield
Director, m2 Lease Funds, LLC
Retired Senior Vice President and Secretary,
M & I - Marshall & Ilsley Corporation

Larry J. Helling
Director, m2 Lease Funds, LLC
President and Chief Executive Officer,
Cedar Rapids Bank and Trust Company

Mark R. Hogan
Director, m2 Lease Funds, LLC
Senior Advisor, BMO/Harris Bank

Douglas M. Hultquist
Director, m2 Lease Funds, LLC
President and Chief Executive Officer, QCR Holdings, Inc.

Christine D. Kennedy
Chief Financial Officer

William M. Tank
Director, m2 Lease Funds, LLC
Executive Vice President, Chief Credit Officer, QCR Holdings, Inc.

# By thinking locally, but acting nationally, m2 Lease Funds continues to differentiate itself from its peers.

2012 was a very good year for m2 Lease Funds. We are pleased to announce that in 2012, m2 Lease Funds achieved record pre-tax earnings of more than $3.3 million, an increase of 63% over the previous year. Additionally in 2012, m2 achieved a milestone of reaching $100 million in leases outstanding.

In 2012, m2 also celebrated its 15 year anniversary and its 7 year anniversary as part of the QCR Holdings family.

When m2 was started in 1998, it was our goal to create a different and better style of equipment leasing and finance experience for our customers; to create a culture of professionalism, quick turn around times, creative solutions and an overall hassle free, straightforward business experience. And by adhering to those fundamentals for the past 15 years, m2 has grown primarily through referrals. We currently have thousands of customers across the United States. We believe that our results demonstrate that those strategies and philosophies are sound and timeless and we will continue adhering to them for the foreseeable future.

During 2012, m2 Lease Funds opened an office in Charlotte, NC to join existing offices in the Quad Cities, Cedar Rapids, Minneapolis, Columbia, SC and Milwaukee.

By philosophy, m2 Lease Funds is a general equipment lessor, however, strategically m2 has found it beneficial to identify attractive niches where we can further differentiate ourselves from our competition. Some of these niches are marine, telecommunication, health care, manufacturing, broadcasting, food processing, baking, hospitality and specialty software.

None of our success, record earnings, or growth would be possible without the dedication, hard work and commitment from the team of m2 Lease Funds employees.

"Please let me personally thank m2 for helping SPS achieve an outstanding business year in 2012. Even though we got started together late in the year, the finish you helped us put together resulted in the best year ever for SPS! We have enjoyed working with m2, and in all cases found you to be knowledgeable, savvy, smart and timely in your help in financing our programs at SPS.

We have not yet come upon a business challenge that we have not been successfully able to overcome. We feel that m2 truly cares about our business, and we are not just another account.

That adds tremendous value to the relationship. We look forward to more of the same and a tremendous level of growth in our business relationship in 2013."

**Mark Shelton | President**
**Strategic Print Solutions, Inc.**

INVESTING IN BROOKFIELD, WI

# 275

EMPLOYEE HOURS VOLUNTEERED

An average of over 21 hours per employee to area organizations such as the YMCA, American Red Cross, and Boys and Girls Club.

## Stock Price Year-End 2003 - 2012


$25
$20
$15
$10
$5
12.31.03
12.31.04
12.30.05
12.29.06
12.31.07
12.31.08
12.31.09
12.31.10
12.30.11
12.31.12

## Total Consolidated Deposits 2006 / 2012


Total Consolidated Deposits 2006

**December 31, 2006 - Total $875.5 MM**

- Non Interest Bearing Demand
  $124.2 MM or 14%
- Interest Bearing
  $334.0 MM or 38%
- CD's
  $417.3 MM or 48%
  Retail: $345.8 MM or 40%
  Brokered: $71.4 MM or 8%


Total Consolidated Deposits 2012

**December 31, 2012 - Total $1374.1 MM**

- Non Interest Bearing Demand
  $450.7 MM or 33%
- Interest Bearing
  $587.2 MM or 43%
- CD's
  $336.2 MM or 24%
  Retail: $290.9 MM or 21%
  Brokered: $45.3 MM or 3%

## QCR Holdings, Inc. - Facility Map



Rockford
Machesney Park
Freeport
Galena
Clinton
Savanna
Sterling
Moline

| FACILITY | STREET ADDRESS | CITY | STATE | ZIP | DATE OPENED |
|---|---|---|---|---|---|
| Quad City Bank & Trust | 2118 Middle Road | Bettendorf | Iowa | 52722 | January 1994 |
| Quad City Bank & Trust | 4500 N. Brady Street | Davenport | Iowa | 52806 | July 1996 |
| Quad City Bank & Trust | 3551 7th Street | Moline | Illinois | 61265 | February 1998 |
| Quad City Bank & Trust | 5405 Utica Ridge Road | Davenport | Iowa | 52807 | October 2000 |
| Cedar Rapids Bank & Trust | 500 First Avenue NE | Cedar Rapids | Iowa | 52401 | July 2005/ September 2001* |
| Rockford Bank & Trust | 127 N. Wyman Street | Rockford | Illinois | 61101 | January 2005 |
| Quad City Bank & Trust | 1700 Division Street | Davenport | Iowa | 52804 | March 2005 |
| Cedar Rapids Bank & Trust | 5400 Council Street NE | Cedar Rapids | Iowa | 52402 | June 2005 |
| Rockford Bank & Trust | 4571 Guilford Road | Rockford | Illinois | 61107 | November 2006 |

* former location

| | | As of | | | | |
|---|---|---|---|---|---|---|
| | | December 31, 2012 | | | December 31, 2011 | |
| | | *(dollars in thousands, except share data)* | | | | |
| **CONDENSED BALANCE SHEET** | | Amount | % | | Amount | % |
| Cash, federal funds sold, and interest-bearing deposits | $ | 110,488 | 5% | $ | 100,673 | 5% |
| Securities | | 602,239 | 29% | | 565,229 | 29% |
| Net loans/leases | | 1,267,462 | 61% | | 1,181,956 | 60% |
| Goodwill | | 3,223 | 0% | | 3,223 | 0% |
| Other assets | | 110,318 | 5% | | 115,529 | 6% |
| Total assets | $ | 2,093,730 | 100% | $ | 1,966,610 | 100% |
| | | | | | | |
| Total deposits | $ | 1,374,114 | 66% | $ | 1,205,458 | 61% |
| Total borrowings | | 547,758 | 26% | | 590,603 | 30% |
| Other liabilities | | 31,424 | 1% | | 26,116 | 1% |
| Total stockholders' equity | | 140,434 | 7% | | 144,433 | 8% |
| Total liabilities and stockholders' equity | $ | 2,093,730 | 100% | $ | 1,966,610 | 100% |
| | | | | | | |
| **SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY** | | | | | | |
| Common stockholders' equity * | $ | 87,271 | | $ | 81,047 | |
| Common shares outstanding | | 4,918,202 | | | 4,758,189 | |
| Book value per common share ** | $ | 17.74 | | $ | 16.60 | |
| Tangible book value per common share ** | $ | 17.08 | | $ | 15.92 | |
| Closing stock price | $ | 13.22 | | $ | 9.10 | |
| Market capitalization | $ | 65,019 | | $ | 43,300 | |
| Market price / book value | | 74.50% | | | 54.81% | |
| Market price / tangible book value | | 77.39% | | | 57.18% | |
| Tangible common equity *** / total tangible assets | | 4.02% | | | 3.85% | |
| | | | | | | |
| **REGULATORY CAPITAL RATIOS:** | | | | | | |
| Total risk-based capital ratio | | 12.71% | | | 13.84% | |
| Tier 1 risk-based capital ratio | | 11.27% | | | 12.24% | |
| Tier 1 leverage capital ratio | | 8.13% | | | 8.70% | |
| | | | | | | |
| **CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY** | | 2012 | | | 2011 | |
| Beginning balance | $ | 144,433 | | $ | 132,571 | |
| Net income | | 13,106 | | | 10,130 | |
| Other comprehensive income (loss), net of tax | | (48) | | | 4,051 | |
| Common cash dividends declared, $0.08 per share | | (381) | | | (373) | |
| Preferred cash dividends declared **** | | (3,496) | | | (5,284) | |
| Partial redemption of Series F Preferred Stock (SBLF) | | (10,223) | | | - | |
| Proceeds from issuance of Series F Preferred Stock (SBLF) | | - | | | 39,997 | |
| Redemption of Series D Preferred Stock (TARP) | | - | | | (38,237) | |
| Redemption of common stock warrants (TARP) | | - | | | (1,100) | |
| Purchase of noncontrolling interests | | (4,782) | | | - | |
| Other ***** | | 1,825 | | | 2,678 | |
| Ending balance | $ | 140,434 | | $ | 144,433 | |

* Includes noncontrolling interests and accumulated other comprehensive income.

** Includes accumulated other comprehensive income and excludes noncontrolling interests.

*** Tangible common equity is defined as total common stockholders' equity excluding equity of noncontrolling interests and excluding goodwill and other intangibles. This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period to period in common equity exclusive of changes in intangible assets.

**** In 2011, includes $1.25 million of accelerated discount accretion as a result of redeeming Series D Preferred Stock.

***** Includes mostly common stock issued for options exercised and employee stock purchase plans, as well as stock-based compensation.

## QCR Holdings, Inc. Consolidated Financial Highlights

| | For the Year Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2012 | | December 31, 2011 | | |
| | *(dollars in thousands, except per share data)* | | | | |
| **CONDENSED INCOME STATEMENT** | | Amount | | Amount | % Change |
| Interest income | $ | 77,376 | $ | 77,723 | 0% |
| Interest expense | | 19,727 | | 23,578 | -16% |
| Net interest income | | 57,649 | | 54,145 | 6% |
| Provision for loan/lease losses | | 4,371 | | 6,616 | -34% |
| Net interest income after provision for loan/lease losses | | 53,278 | | 47,529 | 12% |
| Noninterest income | | 16,621 | | 17,462 | -5% |
| Noninterest expense | | 52,259 | | 50,993 | 2% |
| Net income before taxes | | 17,640 | | 13,998 | 26% |
| Income tax expense | | 4,534 | | 3,868 | 17% |
| Net income | $ | 13,106 | $ | 10,130 | 29% |
| Less: Net income attributable to noncontrolling interests | | 488 | | 438 | 11% |
| Net income attributable to QCR Holdings, Inc. | $ | 12,618 | $ | 9,692 | 30% |
| Less: Preferred stock dividends *** | | 3,496 | | 5,284 | -34% |
| Net income attributable to QCR Holdings, Inc. common stockholders | $ | 9,122 | $ | 4,408 | 107% |
| Earnings per share attributable to QCR Holdings, Inc.: | | | | | |
| Basic | $ | 1.88 | $ | 0.93 | 102% |
| Diluted | $ | 1.85 | $ | 0.92 | 101% |
| Weighted average common shares outstanding | | 4,844,776 | | 4,724,781 | |
| Weighted average common and common equivalent shares outstanding | | 4,919,559 | | 4,789,026 | |
| **AVERAGE BALANCES** | | | | | |
| Assets | $ | 2,025,693 | $ | 1,907,038 | |
| Loans/leases | $ | 1,219,623 | $ | 1,177,105 | |
| Deposits | $ | 1,310,360 | $ | 1,209,787 | |
| Total stockholders' equity | $ | 141,793 | $ | 136,700 | |
| Common stockholders' equity | $ | 84,159 | $ | 75,702 | |
| **KEY PERFORMANCE RATIOS** | | | | | |
| Return on average assets (annualized) ** | | 0.62% | | 0.51% | |
| Return on average common equity (annualized) * | | 10.84% | | 5.82% | |
| Return on average total equity (annualized) ** | | 8.90% | | 7.09% | |
| Price earnings ratio | | 7.07 x | | 9.78 x | |
| Net interest margin (TEY) | | 3.10% | | 3.08% | |
| Nonperforming assets / total assets | | 1.41% | | 2.06% | |
| Net charge-offs / average loans/leases | | 0.27% | | 0.70% | |
| Allowance / total loans/leases | | 1.55% | | 1.56% | |
| Allowance / nonperforming loans | | 78.47% | | 58.70% | |
| Efficiency ratio | | 70.36% | | 71.21% | |
| Full-time equivalent employees | | 356 | | 355 | |

* The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders."

** The numerator for this ratio is "Net income attributable to QCR Holdings, Inc."

*** During the third quarter of 2011, the preferred stock dividends include a one-time deemed dividend of $1.25 million resulting from the Company's repurchase of preferred shares from the U.S. Treasury.

(TEY) Above: Tax Equivalent Yield. For nontaxable securities, interest earned and yields are determined on a tax equivalent basis using 34% tax rate for each period presented.

| | As of | | | | | |
|---|---|---|---|---|---|---|
| | December 31, 2012 | | | December 31, 2011 | | |
| | (dollars in thousands) | | | | | |
| **ANALYSIS OF LOAN DATA** | | Amount | % | | Amount | % |
| Nonaccrual loans/leases | $ | 17,932 | 60% | $ | 18,995 | 47% |
| Accruing loans/leases past due 90 days or more | | 159 | 1% | | 1,111 | 3% |
| Troubled debt restructures - accruing | | 7,300 | 25% | | 11,904 | 29% |
| Other real estate owned | | 3,955 | 13% | | 8,386 | 21% |
| Other repossessed assets | | 212 | 1% | | 109 | 0% |
| Total nonperforming assets | $ | 29,558 | 100% | $ | 40,505 | 100% |
| Net charge-offs | $ | 3,235 | | $ | 8,192 | |
| Loan/lease mix: | | | | | | |
| Commercial and industrial loans | $ | 394,244 | 31% | $ | 350,794 | 29% |
| Commercial real estate loans | | 593,979 | 46% | | 577,804 | 48% |
| Direct financing leases | | 103,686 | 8% | | 93,212 | 8% |
| Residential real estate loans | | 115,582 | 9% | | 98,107 | 8% |
| Installment and other consumer loans | | 76,720 | 6% | | 78,223 | 7% |
| Deferred loan/lease origination costs, net of fees | | 3,176 | 0% | | 2,605 | 0% |
| Total loans/leases | $ | 1,287,387 | 100% | $ | 1,200,745 | 100% |
| Less allowance for estimated losses on loans/leases | | 19,925 | | | 18,789 | |
| Net loans/leases | $ | 1,267,462 | | $ | 1,181,956 | |
| **ANALYSIS OF SECURITIES DATA** | | | | | | |
| Securities mix: | | | | | | |
| U.S. government sponsored agency securities | $ | 338,609 | 57% | $ | 428,955 | 76% |
| Residential mortgage-backed and related securities | | 163,601 | 27% | | 108,854 | 19% |
| Municipal securities | | 97,615 | 16% | | 25,689 | 5% |
| Other securities, including held-to-maturity | | 2,414 | 0% | | 1,731 | 0% |
| Total securities | $ | 602,239 | 100% | $ | 565,229 | 100% |
| **ANALYSIS OF DEPOSIT DATA** | | | | | | |
| Deposit mix: | | | | | | |
| Noninterest-bearing demand deposits | $ | 450,660 | 33% | $ | 357,184 | 30% |
| Interest-bearing demand deposits | | 587,201 | 43% | | 510,788 | 42% |
| Time deposits | | 290,933 | 21% | | 292,575 | 24% |
| Brokered time deposits | | 45,320 | 3% | | 44,911 | 4% |
| Total deposits | $ | 1,374,114 | 100% | $ | 1,205,458 | 100% |
| **ANALYSIS OF BORROWINGS DATA** | | | | | | |
| Borrowings mix: | | | | | | |
| FHLB advances | $ | 202,350 | 37% | $ | 204,750 | 35% |
| Wholesale structured repurchase agreements | | 130,000 | 24% | | 130,000 | 22% |
| Customer repurchase agreements | | 104,943 | 19% | | 110,236 | 19% |
| Federal funds purchased | | 66,140 | 12% | | 103,300 | 17% |
| Junior subordinated debentures | | 36,085 | 7% | | 36,085 | 6% |
| Other | | 8,240 | 1% | | 6,232 | 1% |
| Total borrowings | $ | 547,758 | 100% | $ | 590,603 | 100% |

## ANALYSIS OF NET INTEREST INCOME AND MARGIN

| | For the Year Ended | | | | | |
|---|---|---|---|---|---|---|
| | December 31, 2012 | | | December 31, 2011 | | |
| | Average Balance | Interest Earned or Paid | Average Yield or Cost | Average Balance | Interest Earned or Paid | Average Yield or Cost |
| | | | *(dollars in thousands)* | | | |
| Securities * | $ 603,568 | $ 14,268 | 2.36% | $ 501,470 | $ 12,344 | 2.46% |
| Loans | 1,219,623 | 63,364 | 5.20% | 1,177,705 | 64,808 | 5.50% |
| Other | 73,007 | 891 | 1.22% | 94,774 | 1,055 | 1.11% |
| Total earning assets | $ 1,896,198 | $ 78,523 | 4.14% | $ 1,773,949 | $ 78,207 | 4.41% |
| Deposits | $ 898,321 | $ 6,219 | 0.69% | $ 893,677 | $ 8,939 | 1.00% |
| Borrowings | 545,079 | 13,508 | 2.48% | 533,994 | 14,639 | 2.74% |
| Total interest-bearing liabilities | $ 1,443,400 | 19,727 | 1.37% | $ 1,427,671 | 23,578 | 1.65% |
| Net interest income / spread | | $ 58,796 | 2.77% | | $ 54,629 | 2.76% |
| Net interest margin | | | 3.10% | | | 3.08% |

* Includes nontaxable securities. Interest earned and yields on nontaxable securities are determined on a tax equivalent basis using 34% tax rate for each period presented.

| ANALYSIS OF NONINTEREST INCOME | For the Year Ended December 31, 2012 | For the Year Ended December 31, 2011 | % Change |
|---|---|---|---|
| | *(dollars in thousands)* | | |
| Trust department fees | $ 3,632 | $ 3,369 | 8% |
| Investment advisory and management fees | 2,361 | 2,109 | 12% |
| Deposit service fees | 3,486 | 3,493 | 0% |
| Gain on sales of residential real estate loans | 1,388 | 999 | 39% |
| Gain on sales of government guaranteed portions of loans | 1,070 | 1,566 | -32% |
| Earnings on cash surrender value of life insurance | 1,609 | 1,446 | 11% |
| Credit card fees, net of processing costs | 599 | 500 | 20% |
| Subtotal | $ 14,145 | $ 13,482 | 5% |
| Securities gains | 105 | 1,473 | -93% |
| Losses on other real estate owned, net | (1,333) | (375) | 256% |
| Other * | 3,704 | 2,882 | 28% |
| Total noninterest income | $ 16,621 | $ 17,462 | -5% |
| **ANALYSIS OF NONINTEREST EXPENSE** | | | |
| Salaries and employee benefits | $ 33,275 | $ 30,365 | 10% |
| Occupancy and equipment expense | 5,635 | 5,298 | 6% |
| Professional and data processing fees | 4,318 | 4,461 | -3% |
| FDIC and other insurance | 2,331 | 2,698 | -14% |
| Loan/lease expense | 1,042 | 2,161 | -52% |
| Advertising and marketing | 1,445 | 1,289 | 12% |
| Postage and telephone | 960 | 938 | 2% |
| Stationery and supplies | 541 | 517 | 5% |
| Bank service charges | 854 | 726 | 18% |
| Subtotal | $ 50,401 | $ 48,453 | 4% |
| Prepayment fees on Federal Home Loan Bank advances | - | 832 | -100% |
| Other-than-temporary-impairment losses on securities | 62 | 119 | -48% |
| Other | 1,796 | 1,589 | 13% |
| Total noninterest expense | $ 52,259 | $ 50,993 | 2% |

* Includes pre-tax gain of $580 thousand on the sale of 2.25% equity interest in a company providing data processing services to merchant credit card acquiring businesses. The sale occurred during the third quarter of 2012.

# STOCK LISTING INFORMATION

The common stock of QCR Holdings, Inc. is traded on the NASDAQ Global Market under the symbol QCRH.

## COMMON STOCK

| Calendar 2012 | High | Low |
|---|---|---|
| 4th Quarter | $ 15.50 | $ 11.40 |
| 3rd Quarter | 14.98 | 12.62 |
| 2nd Quarter | 14.50 | 10.70 |
| 1st Quarter | 12.45 | 8.50 |
| **Calendar 2011** | **High** | **Low** |
| 4th Quarter | $ 9.23 | $ 8.42 |
| 3rd Quarter | 9.93 | 8.70 |
| 2nd Quarter | 9.47 | 7.29 |
| 1st Quarter | 8.67 | 7.22 |
| **Calendar 2010** | **High** | **Low** |
| 4th Quarter | $ 9.52 | $ 6.75 |
| 3rd Quarter | 10.97 | 8.93 |
| 2nd Quarter | 14.40 | 8.73 |
| 1st Quarter | 10.00 | 7.65 |

## DIVIDEND INFORMATION

| Record Date | Payment Date | Amount |
|---|---|---|
| 12.22.12 | 01.07.13 | $ .04 |
| 06.21.12 | 07.06.12 | .04 |
| 12.26.11 | 01.06.12 | .04 |
| 06.23.11 | 07.07.11 | .04 |
| 12.22.10 | 01.07.11 | .04 |
| 06.21.10 | 07.06.10 | .04 |

**Annual Meeting of Stockholders**

The Annual Meeting of the Stockholders of QCR Holdings, Inc. will be held:

May 1, 2013 at 10:00 am
i wireless Center
1201 River Drive
Moline, IL 61265

**Annual Report on Form 10-K**

Copies of the QCR Holdings, Inc. annual report on Form 10-K and exhibits filed with the Securities and Exchange Commission (SEC), are available to stockholders without charge by accessing our internet site at **www.qcrh.com** or by writing:

John R. Oakes
Vice President, Controller and
Director of Financial Reporting

QCR Holdings, Inc.
3551 Seventh Street
Moline, IL 61265
309.743.7761

The SEC maintains an internet site that contains reports, proxy, and information statements and other information about issuers that file electronically with the SEC. The address of that site is: **www.sec.gov**.

**Stock Transfer Agent**

Inquiries regarding stock transfer, registration, lost certificates, or changes in name and address should be directed to the stock transfer agent and registrar by writing:

IST Shareholder Services
433 S. Carlton Avenue
Wheaton, IL 60187

**Investor Information**

Stockholders, investors, and analysts interested in additional information may contact:

Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer

QCR Holdings, Inc.
3551 Seventh Street
Moline, IL 61265
309.743.7745

**Independent Auditor**

McGladrey LLP, Davenport, IA

**Corporate Counsel**

Lane & Waterman, Davenport, IA
Barack Ferrazzano Kirschbaum & Nagelberg LLP
Chicago, IL

**Quad City Bank & Trust Locations**

2118 Middle Road
Bettendorf, IA 52722

4500 N. Brady Street
Davenport, IA 52806

3551 Seventh Street
Moline, IL 61265

5405 Utica Ridge Road
Davenport, IA 52807

1700 Division Street
Davenport, IA 52804

**Cedar Rapids Bank & Trust Locations**

500 First Avenue NE, Suite 100
Cedar Rapids, IA 52401

5400 Council Street NE
Cedar Rapids, IA 52402

**Rockford Bank & Trust Locations**

127 N. Wyman Street
Rockford, IL 61101

4571 Guilford Road
Rockford, IL 61107

**m2 Lease Funds, LLC**

175 N. Patrick Blvd., Suite 140
Brookfield, WI 53045

**Internet Information**

Information on subsidiaries' history, locations, products and services can be accessed on the internet at:

www.qcbt.com
www.crbt.com
www.rkfdbank.com
www.m2lease.com